UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2011

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)          (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review

On June 9, 2011, in connection with the reply to certain comments raised by the staff of the Securities and Exchange Commission (the “SEC Staff”) in its February 25 and May 9, 2011 comment letters to India Globalization Capital, Inc. (the “Company”) about the Company’s SEC filings, the Company’s management, in consultation with the Company’s independent registered public accounting firm, concluded that the financial statements for the year ended March 31, 2010 (the “2010 Annual Financial Statements”) included in the Company’s Annual Report on Form 10-K for the year then ended, as amended (the “2010 Annual Report”) and in the quarterly Form 10-Q for the period ended December 31, 2009 should no longer be relied upon and hence should be restated because of an error in the Company’s Statement of Cash Flows and the calculation of diluted earnings per share.

The changes described above are non-cash items and do not impact the Company’s operations.

The 2010 Annual Financial Statements will be restated to reflect: (i) a reclassification in the Company’s Statement of Cash Flows contained therein to appropriately classify certain transactions relating to the deconsolidation of Sricon Infrastructure Private Limited (‘Sricon’); and (ii) a correction in the calculation of the fully diluted earnings per share.

The Company determined that its 2010 Annual Financial Statements and quarterly financial statements for the quarter ended December 31, 2009 require restatement to properly reflect these changes and the refinement of certain disclosures and notes that may be affected.  The Company is working on these amendments and expects to file them as soon as possible.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated June 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

India Globalization Capital, Inc.

Date: June 15, 2011	By:	/s/ John Selvaraj
John Selvaraj
Treasurer and Principal Financial and Accounting Officer

Exhibit Index

99.1	Press Release dated June 15, 2011.